                                                                    Exhibit 5.1

                                                     September 3, 2003

Rite Aid Corporation
30 Hunter Lane
Camp Hill, Pennsylvania 17011

         Re:  Rite Aid Corporation and the Subsidiary
              Guarantors Listed on Schedules I & II
              Hereto Registration Statement on Form S-4
              -----------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to Rite Aid Corporation, a Delaware corporation (the "Company"), in connection with the public offering of
$360,000,000 aggregate principal amount of the Company's 8.125% Senior Secured
Notes due 2010 (the "Exchange Notes"). The Indenture, dated as of April 22, 2003
(the "Indenture"), by and among the Company, the Subsidiary Guarantors (as defined below) and BNY Midwest Trust Company, as Trustee (the "Trustee"),
provides for the guarantee of the Exchange Notes by certain subsidiaries of the
Company (the "DE/NY Guarantors") incorporated or formed pursuant to the laws of the State of Delaware or New York, and listed on Schedule I hereto (the "DE/NY
Guarantees") and the guarantors listed on Schedule II hereto (the "Non-DE/NY
Guarantors" and together with the DE/NY Guarantors, the "Subsidiary Guarantors")
to the extent set forth in the Indenture (the "Non-DE/NY Guarantees" and together with the DE/NY Guarantees, the "Subsidiary Guarantees"). The Exchange
Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 8.125% Senior
Secured Notes due 2010 of the Company (the "Original Notes") under the
Indenture, as contemplated by the Exchange and Registration Rights Agreement,
dated as of April 22, 2003 (the "Registration Rights Agreement"), by and among the Company, the Subsidiary Guarantors, and Citigroup Global Markets Inc., J.P.
Morgan Securities Inc., and Fleet Securities, Inc., as Representatives of the
Initial Purchasers.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended
(the "Act").

Rite Aid Corporation
September 3, 2003

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

         (i) the Registration Statement on Form S-4 (File No. 333-107194)
         relating to the Exchange Notes and the Subsidiary Guarantees filed with the Securities and Exchange Commission (the "Commission") on July 21,
         2003 under the Act and Amendment No. 1 to the Registration Statement
         (the registration statement as so amended, the "Registration
         Statement");

         (ii)  an executed copy of the Registration Rights Agreement;

         (iii)  an executed copy of the Indenture;

         (iv)  the following "Security Documents":

                  (a) an executed copy of the Second Priority Subsidiary
                  Guarantee Agreement, dated as of June 27, 2001, among the
                  Subsidiary Guarantors and Wilmington Trust Company, as
                  collateral agent;

                  (b) an executed copy of the Second Priority Subsidiary
                  Security Agreement, dated as of June 27, 2001, by the
                  Subsidiary Guarantors in favor of Wilmington Trust Company, as collateral trustee;

                  (c) an executed copy of the Amendment, dated as of February
                  12, 2003, to the Second Priority Subsidiary Security
                  Agreement, dated as of June 27, 2001, by the Subsidiary
                  Guarantors in favor of Wilmington Trust Company, as collateral trustee;

                  (d) an executed copy of Amendment No. 1, dated as of April 15,
                  2003, to the Second Priority Subsidiary Security Agreement,
                  the Second Priority Subsidiary Guarantee Agreement and the
                  Second Priority Indemnity, Subrogation and Contribution
                  Agreement, by the Company, the Subsidiary Guarantors and
                  Wilmington Trust Company, as second priority collateral
                  trustee;

                  (e) an executed copy of the Collateral Trust and Intercreditor
                  Agreement, dated June 27, 2001, among Rite Aid Corporation, the Subsidiary Guarantors, Wilmington Trust Company, as
                  collateral trustee for the holders from time to time of the
                  Second Priority Debt Obligations, Citicorp USA, Inc., as
                  collateral agent for the Senior Secured Parties under the
                  Senior Loan Documents, State Street Bank

Rite Aid Corporation
September 3, 2003

                  and Trust Company, as trustee under 10.50% Notes, Citibank
                  USA, Inc. as agent, and Wells Fargo Bank Northwest, National
                  Association, as trustee of RAC Distributions Statutory Trust, as collateral agent for the Synthetic Lease Documents, State
                  Street Bank and Trust Company, as trustee under the Exchange
                  Note Indenture for the holders of the Exchange Notes, and each other Second Priority Representative which from time to time becomes a party thereto;

                  (f) an executed copy of Amendment No. 1, dated as of April 15,
                  2003, to the Collateral Trust and Intercreditor Agreement,
                  dated as of June 27, 2001, by Rite Aid, the Subsidiary
                  Guarantors, Citicorp USA, Inc., as senior collateral agent,
                  Wilmington Trust Company, as second priority collateral agent and BNY Midwest Trust Company, as a second priority
                  representative;

                  (g) an executed copy of the Amended and Restated Collateral
                  Trust and Intercreditor Agreement, dated as of June 27, 2001, as amended and restated as of May 28, 2003, among Rite Aid
                  Corporation, each Subsidiary of Rite Aid named therein or
                  which becomes a party thereto, Wilmington Trust Company, as collateral trustee for the holders from time to time of the
                  Second Priority Debt Obligations, Citicorp North America,
                  Inc., as senior collateral processing co-agent, J.P. Morgan
                  Chase Bank, as senior collateral processing co-agent for the
                  Senior Secured Parties under the Senior Loan Documents, U.S.
                  Bank and Trust, as trustee under the 12.5% Note Indenture, BNY
                  Midwest Trust Company, as trustee under the 9.5% Note
                  Indenture and as trustee under the 8.125% Note Indenture, and each other Second Priority Representative which becomes a
                  party thereto; and

                  (j) an executed copy of the Representative Supplement No. 3 dated as of April 22, 2003, entered into in connection with the issuance of the Original Notes;

         (v) (a) the Restated Certificate of Incorporation of the Company, as
         certified by the Secretary of State of Delaware, and (b) the By-laws of the Company, as amended to date, and as certified by the Secretary of the Company;

         (vi) (a) the Certificate of Incorporation and By-laws of each of the
         DE/NY Guarantors that are corporations, and (b) the Certificates of
         Formation and the limited liability company agreements or operating agreements of each of the DE/NY Guarantors that are limited liability companies;

Rite Aid Corporation
September 3, 2003

         (vii) certain resolutions adopted by the Executive Committee of the
         Board of Directors of the Company, and by an ad hoc Pricing Committee
         of the Board of Directors of the Company relating to the Exchange
         Offer, the issuance of the Original Notes and the Exchange Notes, the
         Indenture and related matters, and as certified by the Secretary of the
         Company;

         (viii) certain resolutions adopted by the Boards of Directors or
         Managers of each of the Subsidiary Guarantors relating to the Exchange
         Offer, the Indenture, the issuance of the Subsidiary Guarantees and related matters;

         (ix)  the Form T-1 of the Trustee filed as an exhibit to the
         Registration Statement; and

         (x)  the form of the Exchange Notes, included as an exhibit to the
         Indenture.

         We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the
Subsidiary Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Subsidiary
Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company and the DE/NY Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and except as to the Non DE/NY Guarantors with respect to the
Subsidiary Guarantees, the validity and binding effect on such parties. We have also assumed that each of the Subsidiary Guarantors, other than the DE/NY
Subsidiary Guarantors, has been duly organized and is validly existing in good standing under the laws of their respective jurisdiction of organization and that each of the Subsidiary Guarantors, other than the DE/NY Subsidiary
Guarantors, has compiled with all aspects of applicable laws of jurisdictions other than the United States of America and the State of New York and the State
of Delaware in connection with the transactions contemplated by the

Rite Aid Corporation
September 3, 2003

Indenture, Purchase Agreement, Registration Rights Agreement, Exchange Notes and
Subsidiary Guarantees. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the
Company, the Subsidiary Guarantors and others.

         Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York, which in our experience, are normally applicable to transactions of the type contemplated by the Exchange Offer and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non opined on law on the opinions herein stated.

         Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Exchange Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of
Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes and the Subsidiary Guarantees will constitute valid and binding obligations of the Company and each of the
Subsidiary Guarantors, respectively, enforceable against the Company and each of the Subsidiary Guarantors, respectively, in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2)
general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company and the Subsidiary Guarantors of the
Indenture, the Security Agreements and the Exchange Notes and the performance by the Company and the Subsidiary Guarantors of their obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or the Subsidiary Guarantors or their properties are subject, except for those agreements and instruments which have been identified to us by the Company and the Subsidiary Guarantors as being material to it and which are listed in Part II of the Registration Statement.

Rite Aid Corporation
September 3, 2003

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                            Very truly yours,

                                            /s/  SKADDEN, ARPS, SLATE, MEAGHER
                                                 & FLOM LLP

                                   SCHEDULE I
                           DE/NY SUBSIDIARY GUARANTORS

Ann & Government Streets
  Mobile Alabama, LLC
Baltimore/Annapolis Boulevard
  and Governor Richie
  Highway - Glen Burnie,
  Maryland, LLC
Central Avenue & Main Street
  Petal, MS, LLC
Dominion Action One
  Corporation
Dominion Action Two
  Corporation
Dominion Action Three
  Corporation
Dominion Action Four
  Corporation
Eagle Managed Care Corp.
Eighth & Water Streets -
  Urichsville, Ohio, LLC
Gratiot & Center - Saginaw
  Township, Michigan, LLC
K&B, Incorporated
Name Rite, L.L.C.
Ocean Acquisition Corporation
Paw Paw Lake Road & Paw
  Paw Avenue - Coloma,
  Michigan, LLC
Portfolio Medical Services Inc.
Rite Aid Drug Palace, Inc.
Rite Aid Hdqtrs. Corp.
Rite Aid of Delaware, Inc.
Rite Aid of New York, Inc.
Rite Aid Realty Corp.
Rite Aid Rome Distribution
  Center, Inc.

                                      SI-1

Rite Aid Services, L.L.C.
Rite Aid Transport, Inc.
Rite Aid Venturer #1, Inc.
Rite Fund, Inc.
Rite Investments Corp.
Rx Choice, Inc.
Silver Springs Road - Baltimore,
  Maryland/One, LLC
Silver Springs Road - Baltimore,
  Maryland/Two, LLCSophie One Corp.
State & Fortification Streets -
  Jackson, Mississippi, LLC
State Street & Hill Rod - Gerard,
  Ohio, LLC
Tyler and Sanders Roads,
  Birmingham - Alabama, LLC
Virginia Corporation
1515 West State Street Boise,
  Idaho, LLC
1525 Cortyou Road - Brooklyn Inc.

                                      SI-2

                                   SCHEDULE II
                     SUBSIDIARY GUARANTORS OTHER THAN DE/NY
                              SUBSIDIARY GUARANTORS

Apex Drug Stores, Inc.
Broadview and Wallings -
  Broadview Heights Ohio, Inc.
Dominion Drug Stores Corp.
Drug Fair, Inc.
England Street - Asheland
  Corporation
Fairground, L.L.C.
GDF, Inc.
Gettysburg and Hoover - Dayton,
  Ohio, LLC
Harco, Inc.
K&B Alabama Corporation
K&B Louisiana Corporation
K&B Mississippi Corporation
K&B Services, Incorporated
K&B Tennessee Corporation
K&B Texas Corporation
Keystone Centers, Inc.
Lakehurst and Broadway
  Corporation
Mayfield & Chillicothe Roads
  Chesterland, LLC
Munson & Andrews, LLC
Northline & Dix - Toledo -
  Southgate, LLC
PDS-1 Michigan, Inc.
PL Xpress, Inc.
Patton Drive and Navy
  Boulevard Property Corporation
Perry Distributors, Inc.
Perry Drug Stores, Inc.
RDS Detroit, Inc.
Ram-Utica, Inc.
Read's Inc.

                                     SII-1

Rite Aid of Alabama, Inc.
Rite Aid of Connecticut, Inc.
Rite Aid of Florida, Inc.
Rite Aid of Georgia, Inc.
Rite Aid of Illinois, Inc.
Rite Aid of Indiana, Inc.
Rite Aid of Kentucky, Inc.
Rite Aid of Maine, Inc.
Rite Aid of Maryland, Inc.
Rite Aid of Massachusetts, Inc.
Rite Aid of Michigan, Inc.
Rite Aid of New Hampshire, Inc.
Rite Aid of New Jersey, Inc.
Rite Aid of North Carolina, Inc.
Rite Aid of Ohio, Inc.
Rite Aid of Pennsylvania, Inc.
Rite Aid of South Carolina, Inc.
Rite Aid of Tennessee, Inc.
Rite Aid of Vermont, Inc.
Rite Aid of Virginia, Inc.
Rite Aid of Washington, D.C., Inc.
Rite Aid of West Virginia, Inc.
Seven Mile & Evergreen -
  Detroit, LLC
Super Ice Cream Suppliers, Inc.
Super Pharmacy Network, Inc.
Super Tobacco Distributors, Inc.
The Lane Drug Company
The Muir Company
Thrifty Corporation
Thrifty PayLess, Inc.
112 Burleigh Avenue Norfolk, LLC
537 Elm Street Corp.
657-659 Broad St. Corp.
764 South Broadway - Geneva,
  Ohio, LLC
1740 Associates, L.L.C.
3581 Carter Hill Road -
  Montgomery Corp.
4042 Warrensville Center Road
  - Warrensville Ohio, Inc.
5277 Associates, Inc.
5600 Superior Properties, Inc.

                                     SII-2